                                                                Exhibit 11(c)(2)


                           TENDER AND VOTING AGREEMENT

                  TENDER AND VOTING AGREEMENT, dated as of September 27, 1999 (this "Agreement"), between THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Parent"), and each stockholder of HAMBRECHT & QUIST GROUP, a Delaware corporation ("Company"), whose name and signature is set forth on the signature page hereof (collectively, the "Stockholders", each a "Stockholder").

                  WHEREAS, Parent, Company and Bridge Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), are, concurrently with the execution hereof, entering into an Agreement and Plan of Merger, dated as of September 27, 1999 (the "Merger Agreement"), pursuant to which Sub will make an offer (the "Offer") for all of the issued and outstanding shares of common stock, par value $0.01 per share, of Company (the "Company Common Stock"), at a price of $50.00 per share, net in cash, the consummation of which will be followed by the merger of Sub with and into Company, with Company being the surviving corporation (the "Merger");

                  WHEREAS, each Stockholder is the record and/or beneficial owner of such number of shares of Company Common Stock as is set forth opposite his or her name on Schedule I hereto (collectively, the "Existing Shares"); all such Existing Shares, together with all other shares of capital stock or other voting securities of Company or any of its Subsidiaries with respect to which the Stockholders have beneficial ownership (for purposes of this Agreement, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act) as of the date of this Agreement, and any shares of capital stock or other voting securities of Company or any of its Subsidiaries, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of Company or any of its Subsidiaries received pursuant to any change in the capital stock of Company or such Subsidiary by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like, are referred to herein as the "Shares";

                  WHEREAS, each of the parties hereto desires to enter into this Agreement to provide for, among other things, (1) the obligation of each Stockholder to tender, or cause the record holder of the Shares to tender, the Shares (other than Restricted Shares and Shares the subject of unexercised options) (the "Tender Shares") in the Offer, (2) the obligation of each Stockholder to vote, or cause the record holder of the Shares to vote, the Shares (other than Shares the subject of unexercised options) (the "Voting Shares") in the manner specified herein and (3) certain restrictions on the sale or the transfer of the record and beneficial ownership of Shares by any Stockholder; this Agreement and all other agreements, instruments and other documents executed and delivered by each Stockholder in connection with this Agreement are collectively referred to as the "Support Documents"; and

                  WHEREAS, each Stockholder acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Stockholder set forth in this Agreement and would not enter into the Merger Agreement if such Stockholder did not enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Parent and each Stockholder agree as follows:

                  1. Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement.

                  2. Agreement to Tender. Each Stockholder hereby agrees to validly tender, or cause the record owner to validly tender, all of its Tender Shares pursuant to and in accordance with the terms of the Offer within 15 business days of the commencement thereof, and not to withdraw or permit to be withdrawn any Shares therefrom.

                  3. Agreement to Vote. Each Stockholder hereby agrees that, from and after the date hereof and until the Termination Date (as defined in Section 20), at any meeting of the stockholders of Company, however called, or in connection with any written consent of the stockholders of Company, such Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause the Voting Shares to be counted as present thereat for purposes of establishing a quorum, and each such Stockholder shall vote (or cause to be voted) or act by written consent with respect to all of its Voting Shares that are beneficially owned by each such Stockholder or its affiliates or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (a) in favor of adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, the Company Option Agreement and this Agreement, and any other action requested by Parent in furtherance thereof; (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement or the Company Option Agreement or of any Stockholder contained in this Agreement; (c) against any Transaction Proposal made by any person other than Parent or any of its Subsidiaries; and (d) against any other action, agreement or transaction (other than the Merger Agreement and the transactions contemplated thereby) that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially adversely affect the Offer or the Merger or the performance by each of the Stockholders of its obligations under this Agreement, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Company or its Subsidiaries (other than the Offer and the Merger); (ii) a sale, lease or transfer of a material amount of assets of Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of Company or any Subsidiaries; (iii) a material change in the policies or management of Company;
(iv) an election of new members to the board of directors of Company, except where the vote is cast in favor of the nominees of a majority of the existing directors; (v) any material change in the present capitalization or dividend policy of Company or any amendment or other change to Company's certificate of incorporation; or (vi) any other material change in Company's corporate structure or business. Each Stockholder hereby agrees that it will not enter into any voting or other agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to the Shares prior to the Termination Date (other than a proxy or power of attorney to an officer of Company that may be exercised solely in accordance with this
Section 3 and except as provided in Section 4 below) or vote or give instructions in any manner inconsistent with clauses (a), (b) or (c) of the preceding sentence. Each Stockholder hereby agrees, during the period commencing on the date hereof and ending on the Termination Date, not to, and not to permit any of its affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote, if such consent or vote by the stockholders of Company would be inconsistent with or frustrate the purposes of the other covenants of such Stockholder pursuant to this paragraph. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  4. PROXY. SUBJECT TO SECTION 20 HEREOF, EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, DINA DUBLON, ANTHONY J. HORAN AND MARC SHAPIRO, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICER OF PARENT, AND ANY OTHER PERSON DESIGNATED IN WRITING BY PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW (INCLUDING, WITHOUT LIMITATION, THE BANK HOLDING COMPANY ACT OF 1956, AS AMENDED), WITH RESPECT TO THE SHARES IN ACCORDANCE WITH SECTION 3 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. SUCH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, NEITHER PARENT NOR ANY OF THE AFORENAMED PROXIES SHALL EXERCISE THE POWERS SET FORTH IN THIS SECTION 4 UNLESS AND UNTIL PARENT SHALL HAVE RECEIVED ALL APPROVALS OF THE FEDERAL RESERVE BOARD AND ANY OTHER APPLICABLE REGULATORY AUTHORITIES REQUIRED UNDER APPLICABLE LAW FOR SUCH EXERCISE.

                  5. Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows:

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Parent has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by each Stockholder) is a valid and binding obligation of Parent, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (c) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the certificate of incorporation or by-laws of Parent, (ii) conflict with or violate any law, rule, regulation or order applicable to Parent or by which any of respective properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its respective properties is bound, except for any thereof that could not reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                  6. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent as follows:

                  (a) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

                  (b) If such Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder has all necessary corporate authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder.

                  (c) This Agreement has been duly executed and delivered by such Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Parent) is a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (d) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is a corporation, limited liability company, partnership or trust, conflict with or violate the certificate of incorporation or by-laws, or other organizational documents, of such Stockholder, (ii) conflict with or violate any law, rule, regulation or order applicable to such Stockholder or by which any of its properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound, except for any thereof that would not result in the imposition of a Lien on such Stockholder's Shares and would not reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                  (e) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

                  (f) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which such Stockholder is subject that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

                  (g) Such Stockholder's Existing Shares are owned beneficially and of record by such Stockholder except as indicated on Schedule I opposite such Stockholder's name. Such Stockholder's Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder. All of the Existing Shares are issued and outstanding and, except as indicated on Schedule I opposite such Stockholder's name, such Stockholder does not own, of record or beneficially, any warrants, options, convertible securities or other rights to acquire any shares of Company Common Stock. Such Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement. Except as indicated on Schedule I opposite such Stockholder's name, such Stockholder has sole voting power and sole power of disposition with respect to all of its Existing Shares, with no restrictions on such Stockholder's rights of disposition pertaining thereto.

                  7. Agreements of the Stockholders. (a) Each Stockholder hereby agrees, while this Agreement is in effect, and except as expressly contemplated hereby, not to (i) sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of the Shares (whether acquired heretofore or hereafter) or any interest in any of the foregoing, except to Parent, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the Shares, except to Parent or
(iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement, or that would otherwise hinder or delay Parent from acquiring a majority of the outstanding Company Common Stock, determined on a fully diluted basis.

                  (b) Each Stockholder hereby agrees, except with respect to Parent and its affiliates, that on or after the date hereof, such Stockholder shall not, and shall not permit any of its affiliates or any director, officer, employee consultant, agent, advisor or representative of such Stockholder or any of its affiliates (collectively, the "Representatives") to initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in Section 7(a) hereof or any Transaction Proposal with respect to Company or any of its Subsidiaries, participate in any negotiations concerning, or provide to any other person any information or data relating to Company or any of its Subsidiaries for the purpose of, or have any discussions with any person relating to, or cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in Section 7(a) hereof or any Transaction Proposal with respect to Company or any of its Subsidiaries, or agree to or endorse any or release any third party from any obligation under any existing standstill agreement or arrangement relating to any such Transaction Proposal, or otherwise facilitate any effort or attempt to make or implement such a Transaction Proposal. Each Stockholder agrees immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore by it with respect to any possible Transaction Proposal with respect to Company or any of its Subsidiaries, or any matter described in Section 7(a) hereof, and will take the necessary steps to inform its Representatives of the obligations undertaken by such Stockholder with respect to its Representatives in this Section 7.

                  (c) Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent promptly of (i) the number of any additional shares of Company Common Stock and the number and type of any other Shares acquired by such Stockholder, if any, after the date hereof and (ii) any such inquiries or proposals that are received by, any such information that is requested from, or any such negotiations or discussions that are sought to be initiated or continued with, such Stockholder with respect to any matter described in Section 7(a) or 7(b).

                  8. Record Ownership. Each Stockholder agrees to use its reasonable best efforts such that within ten business days after receiving a request therefor from Parent, such Stockholder will no longer hold any Shares in "street name" or in the name of any nominee.

                  9. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all the terms of this Agreement.

                  10. Survival. None of the representations, warranties, covenants and agreements of the parties herein shall survive beyond the Termination Date.

                  11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the tenth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party pursuant to this Section 11.

                  12. No Waivers. No failure or delay by Parent in exercising any right, power or privilege under any Support Document shall operate as a waiver of that right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Support Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  13. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Support Document, and no consent to any departure by any Stockholder or Parent from any provision of any Support Document, shall be effective unless it shall be in writing and signed and delivered by each Stockholder and Parent, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  14. Successors and Assigns; Third Party Beneficiaries.

                  (a) No party shall assign any of its rights or remedies or delegate any of its obligations or liabilities, in whole or in part, under any Support Document. Any assignment or delegation in contravention of this Section 14 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under any Support Document.

                  (b) The provisions of each Support Document shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  15. Governing Law. This Agreement and each other Support Document and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed by and construed in accordance with the laws of the State of New York.

                  16. Severability of Provisions. If any term or other provision of any Support Document is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of such Support Document shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify such Support Document so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  17. Headings and References. Article and section headings in any Support Document are included for the convenience of reference only and do not constitute a part of the Support Document for any other purpose. References to articles and sections in any Support Document are references to the sections of the Support Document unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  18. Entire Agreement. The Support Documents embody the entire agreement and understanding of each of the parties hereto, and supersede all other written or oral prior agreements or understandings, with respect to the subject matters of the Support Documents.

                  19. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of any Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Support Agreements and to enforce specifically the terms and provisions of the Support Agreements in any Federal court or New York State court sitting in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

                  20. Termination. This Agreement and the proxy set forth in
Section 4 shall terminate upon the earliest of the following dates (such date is referred to herein as the

"Termination Date"): (i) the date on which the Merger Agreement is terminated in accordance with Article VIII thereof; (ii) the date on which Parent terminates this Agreement upon written notice to each of the Stockholders (Parent may so terminate this Agreement and the proxy set forth herein at any time); and (iii) the Effective Time.

                  21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                  22. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT, AS A CONDITION OF ITS RIGHT TO ENFORCE OR DEFEND ANY RIGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT, WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT AND AGREES THAT ANY ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  IN WITNESS WHEREOF, Parent and each of the undersigned Stockholders have caused this Agreement to be duly executed as of the day and year first above written.


                                        THE CHASE MANHATTAN CORPORATION


                                        By: /s/ William H. McDavid
                                            ----------------------------------
                                             Name:  William H. McDavid
                                             Title: General Counsel


                                        DANIEL H. CASE III


                                            /s/ Daniel H. Case III
                                        --------------------------------------
                                                      (Signature)

                                        Address:

                                        One Bush Street
                                        --------------------------------------
                                        San Francisco, CA 94104
                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------


                                        PATRICK J. ALLEN


                                            /s/ Patrick J. Allen
                                        --------------------------------------
                                                    (Signature)

                                        Address:

                                        One Bush Street
                                        --------------------------------------
                                        San Francisco, CA 94104
                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------

                                        TODD D. BAKAR

                                        /s/ Todd D. Bakar
                                        --------------------------------------
                                                    (Signature)

                                        Address:

                                        50 Willard Lane
                                        --------------------------------------
                                        Hillsborough, CA 94010
                                        --------------------------------------

                                        --------------------------------------


                                        DAVID G. GOLDEN

                                        /s/ David Golden
                                        ---------------------------------------
                                                    (Signature)

                                        Address:

                                        One Bush Street
                                        --------------------------------------
                                        San Francisco, CA 94104
                                        --------------------------------------

                                        --------------------------------------

                                        JOHN P. HULLAR

                                        /s/ John P. Hullar
                                        --------------------------------------
                                                    (Signature)

                                        Address:

                                        One Bush Street
                                        --------------------------------------
                                        San Francisco, CA 94104
                                        --------------------------------------

                                        --------------------------------------



                                        DAVID M. MCAULIFFE

                                        /s/ David M. McAuliffe
                                        --------------------------------------
                                                    (Signature)

                                        Address:

                                        --------------------------------------

                                        --------------------------------------

                                        --------------------------------------

                                        CRISTINA M. MORGAN


                                        /s/ Cristina M. Morgan
                                        ---------------------------------------

                                                    (Signature)

                                        Address:

                                        One Bush Street
                                        ---------------------------------------


                                        San Francisco, CA 94104
                                        ---------------------------------------



                                        ---------------------------------------



                                        WILLIAM E. MAYER


                                        /s/ William E. Mayer
                                        ---------------------------------------

                                                    (Signature)

                                        Address:

                                        172 Long Neck Point
                                        ---------------------------------------


                                        Darien, CT 06826
                                        ---------------------------------------



                                        ---------------------------------------

                                        WILLIAM R. TIMKEN


                                        /s/ William R. Timken
                                        ---------------------------------------

                                                    (Signature)

                                        Address:


                                        ---------------------------------------



                                        ---------------------------------------



                                        ---------------------------------------



                                        WILLIAM J. PERRY


                                        /s/ William J. Perry
                                        ---------------------------------------

                                                    (Signature)

                                        Address:


                                        ---------------------------------------



                                        ---------------------------------------



                                        ---------------------------------------

                                   SCHEDULE I




                                                                                                                 OPTIONS IN
                                                                                 SHARES EXPECTED                PRIOR COLUMN
                                             SHARES            SHARES HELD       TO VEST BETWEEN      TOTAL    THAT ARE VESTED
                                         HELD (VESTED AS     (UNVESTED AS OF       10/1/99 AND       OPTIONS    OR THAT WILL
NAME                                       OF 9/30/99)          9/30/99)*            11/5/99          HELD     VEST IN 60 DAYS
Dan Case                                     1,125,226             220,203             187,637       972,680        551,608
Patrick Allen                                      898              15,398               3,185       100,650         41,050
Todd Bakar                                      57,791              27,645               5,382       128,000         58,400
David Golden                                    89,085              41,488              10,855       130,000         48,000
John Hullar                                      8,939              16,187               4,104       130,000         56,000
David McAuliffe                                244,171              29,821               5,582       210,000        130,000
Cristina Morgan                                284,741              29,721               8,150        70,000         30,000
Bill Mayer                                     104,800                   0                   0        32,000         24,000
Bill Timken                                  1,121,360                   0                   0        30,000          6,000
Bill Perry                                           0                   0                   0        20,000          8,000

*There will be an additional grant of unvested shares in early November for which amount have not yet been determined.